LEXINGTON STRATEGIC SILVER FUND, INC.

              SCHEDULE OF PERFORMANCE QUOTATIONS
         ENDING REDEEMABLE VALUE PURSUANT TO SEC RULES

                            N
                     P (1+T)   =  ERV

         Where       P = Initital payment of $1,000
                     T = Average annual total return
                     N = Number of years

From Commencement
                N =       5.5

                      REINV.                TOTAL
  DATE    INVESTMENT   DIV.     SHARES     SHARES      NAV        VALUE
-------------------------------------------------------------------------
01/02/92   $1,000.00     -       363.636    363.636     2.75    1,000.00
06/04/96                8.360      1.693    365.329
12/27/96               10.740      2.557    367.886
03/18/97                1.100      0.245    368.131
06/30/97                                    368.131     3.95    1,454.12


                 1/n                       0.181818
            (erv)               1,454.12
   T =     -------     - 1 =    --------              - 1 =       0.0704
             (P)                1,000.00


                                           5.500000
  ERV =        1,000    (1 +      0.0704 )              =      $1,454.12


The original inception date was August 30, 1984. Prior to January, 1992 the Fund was managed by a different investment adviser. Investment results for periods prior to that date are not reflected in this calculation.

LEXINGTON STRATEGIC SILVER FUND, INC.

              SCHEDULE OF PERFORMANCE QUOTATIONS
         ENDING REDEEMABLE VALUE PURSUANT TO SEC RULES

                            N
                     P (1+T)   =  ERV

         Where       P = Initital payment of $1,000
                     T = Average annual total return
                     N = Number of years

       5 Year:

                      REINV.                TOTAL
  DATE    INVESTMENT   DIV.     SHARES     SHARES      NAV        VALUE
-------------------------------------------------------------------------
06/30/92   $1,000.00     -       338.983    338.983     2.95    1,000.00
06/04/96                7.800      1.578    340.561
12/27/96               10.010      2.384    342.945
03/18/97                1.030      0.229    343.174
06/30/97                                    343.174     3.95    1,355.54


                 1/n                         0.2000
            (erv)                1355.54
   T =     -------     - 1 =    --------              - 1 =       0.0627
             (P)                1,000.00


                                                  5
  ERV =        1,000    (1 +      0.0627 )              =      $1,355.54

 LEXINGTON STRATEGIC SILVER FUND, INC.

              SCHEDULE OF PERFORMANCE QUOTATIONS
         ENDING REDEEMABLE VALUE PURSUANT TO SEC RULES

                            N
                     P (1+T)   =  ERV

         Where       P = Initital payment of $1,000
                     T = Average annual total return
                     N = Number of years

       1 Year:

                      REINV.                TOTAL
  DATE    INVESTMENT   DIV.     SHARES     SHARES      NAV        VALUE
-------------------------------------------------------------------------
06/28/96   $1,000.00     -       211.416    211.416     4.73    1,000.00
12/27/96                 6.22      1.480    212.896
03/18/97                 0.64      0.142    213.038
06/30/97                                    213.038     3.95      841.50


                 1/n                         1.0000
            (erv)                 841.50
   T =     -------     - 1 =    --------              - 1 =      -0.1585
             (P)                1,000.00


                                                  1
  ERV =        1,000    (1 +     -0.1585 )              =        $841.50

LEXINGTON STRATEGIC SILVER FUND, INC.

              SCHEDULE OF PERFORMANCE QUOTATIONS
         Total Return pursuant to non-standardized computation

                            N
                     P (1+T)   =  Total Return

         Where       P = Initital payment of $1,000
                     T = Average annual total return
                     N = Number of years

From Commencement
                N =        5.5

                       REINV.                TOTAL
  DATE    INVESTMENT    DIV.     SHARES     SHARES      NAV        VALUE
--------------------------------------------------------------------------
01/02/92   $1,000.00     -        386.100    386.100     2.59    1,000.00
06/04/96                 8.880      1.798    387.898
12/27/96                11.400      2.715    390.613
03/18/97                 1.170      0.260    390.873
06/30/97                                     390.873     3.95    1,543.95


                 1/n                        0.181818
            (erv)                1,543.95
   T =     -------      - 1 =    --------              - 1 =       0.0822
             (P)                 1,000.00


Total                                       5.500000
Return =       1,000     (1 +      0.0822 )              =      $1,543.95


The original inception date was August 30, 1984. Prior to January, 1992 the Fund was managed by a different investment adviser. Investment results for periods prior to that date are not reflected in this calculation.

LEXINGTON STRATEGIC SILVER FUND, INC.

              SCHEDULE OF PERFORMANCE QUOTATIONS
         Total Return pursuant to non-standardized computation

                            N
                     P (1+T)   =  Total Return

         Where       P = Initital payment of $1,000
                     T = Average annual total return
                     N = Number of years

       5 Year:

                       REINV.                TOTAL
  DATE    INVESTMENT    DIV.     SHARES     SHARES      NAV        VALUE
--------------------------------------------------------------------------
06/30/92   $1,000.00     -        359.712    359.712     2.78    1,000.00
06/04/96                 8.270      1.675    361.387
12/27/96                10.620      2.530    363.917
03/18/97                 1.090      0.243    364.160
06/30/97                                     364.160     3.95    1,438.43


                 1/n                          0.2000
            (erv)                 1438.43
   T =     -------      - 1 =    --------              - 1 =       0.0754
             (P)                 1,000.00


Total                                              5
Return =       1,000     (1 +      0.0754 )              =      $1,438.43

 LEXINGTON STRATEGIC SILVER FUND, INC.

              SCHEDULE OF PERFORMANCE QUOTATIONS
         Total Return pursuant to non-standardized computation

                            N
                     P (1+T)   =  Total Return

         Where       P = Initital payment of $1,000
                     T = Average annual total return
                     N = Number of years

       1 Year:

                       REINV.                TOTAL
  DATE    INVESTMENT    DIV.     SHARES     SHARES      NAV        VALUE
--------------------------------------------------------------------------
06/28/96   $1,000.00     -        224.215    224.215     4.46    1,000.00
12/27/96                  6.59      1.570    225.785
03/18/97                  0.68      0.151    225.936
06/30/97                                     225.936     3.95      892.45


                 1/n                          1.0000
            (erv)                  892.45
   T =     -------      - 1 =    --------              - 1 =      -0.1076
             (P)                 1,000.00


Total                                              1
Return =       1,000     (1 +     -0.1076 )              =        $892.45